Exhibit 21.1
PartnerRe Ltd.
Subsidiaries of the Company

Jurisdiction of Incorporation
PartnerRe Ltd.	Bermuda
PartnerRe Services Ltd.	Bermuda
Partner Reinsurance Company Ltd.	Bermuda
PartnerRe Servicios Y Compañia Limitada	Chile
Intrinsic Equity Investments Ltd.	Bermuda
Intrinsic Equity Investments, LLC	Delaware, United States
PPF Holdings I Ltd.	Bermuda
Renewal Capital LLC	Delaware, United States
PPF Holdings II Ltd.	Bermuda
PPF Holdings III Ltd.	Bermuda
PartnerRe Capital Investments Corp.	Delaware, United States
LFR Collections LLC	Delaware, United States
NFC Collections LLC	Delaware, United States
Almandine I LLC	Delaware, United States
PartnerRe Catastrophe Fund Holdings Ltd	Bermuda
PartnerRe Catastrophe Fund Ltd	Bermuda
Lorenz Re Ltd.	Bermuda
Raccoon River Re Ltd	Bermuda
Partner Reinsurance Life Company of Bermuda Ltd.	Bermuda
PartnerRe Corporate Member Limited	United Kingdom
PartnerRe Corporate Member 2 Limited	United Kingdom
Partner Reinsurance Asia Pacific Pte. Ltd.	Singapore
PartnerRe Holdings Europe Limited	Ireland
PartnerRe Holdings Switzerland GmbH	Switzerland
PartnerRe Financing Ltd	Bermuda
PartnerRe Connecticut Inc.	Connecticut, United States
PartnerRe Holdings Ireland Limited	Ireland
PartnerRe Ireland Insurance Limited	Ireland
PartnerRe Courcelles II	France
PartnerRe Holdings B.V.	Netherlands
PartnerRe Europe Services Limited	Ireland
PartnerRe Holdings SA	France
Partner Reinsurance Europe SE	Ireland
PartnerRe Escritório de Representação no Brasil Ltda.	Brazil
PartnerRe Miami Inc.	Florida, United States
PartnerRe Courcelles I	France
PartnerRe U.S. Corporation	Delaware, United States
PartnerRe America Insurance Company	Delaware, United States
PPF Finance LLC	Delaware, United States
Peninsula Coinvestment II, LLC	Delaware, United States
PartnerRe Finance A LLC	Delaware, United States

Jurisdiction of Incorporation
PartnerRe Finance B LLC	Delaware, United States
PartnerRe Finance C LLC	Delaware, United States
PartnerRe Capital Markets Corp	Delaware, United States
PartnerRe Principal Finance Inc.	Delaware, United States
PartnerRe New Solutions Inc	Delaware, United States
PartnerRe Asset Management Corporation	Delaware, United States
Beaufort Investment Management Inc.	Delaware, United States
Partner Reinsurance Company of the U.S.	New York, United States
PartnerRe Insurance Company of New York.	New York, United States
PartnerRe Finance I Inc.	Delaware, United States
PartnerRe Finance II Inc	Delaware, United States
PartnerRe Capital Trust II	Delaware, United States
PartnerRe Capital Trust III	Delaware, United States
Presidio Reinsurance Group, Inc.	Delaware, United States
Presidio Excess Insurance Services Inc.	California, United States
PartnerRe Management Ltd.	United Kingdom
Presidio Reinsurance Corporation, Inc.	Montana, United States